                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
               (in thousands except per share amount)              Exhibit 11.1

                                                 Three Months Ended         Nine Months Ended
                                                    September 30,             September 30,
                                              -------------------------  ------------------------
                                                  1996          1995         1996        1995
                                              ------------ ------------  ----------   -----------
Primary Earnings Per Share:

Computation for Statements of Income:
  Income (loss) before extraordinary items.  $   (45,707) $    22,699   $    (2,458) $    48,782
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . .          -            473           -            473
                                             -----------  -----------   -----------  -----------
  Income (loss) before extraordinary item
    as adjusted . . . . . . . . . . . . . .      (45,707)      23,172        (2,458)      49,255
  Extraordinary items . . . . . . . . . . .          -           (984)       (1,105)        (984)
                                             -----------  -----------   -----------  -----------
  Net income (loss) applicable to common
    stock . . . . . . . . . . . . . . . . .  $   (45,707) $    22,188   $    (3,563) $    48,271
                                             ===========  ===========   ===========  ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . .   44,380,574   45,166,810    45,065,247   45,166,481
  Assumed exercise of stock options and
    warrants (a). . . . . . . . . . . . . .          -      3,561,583           -      1,187,194
                                             -----------  -----------   -----------  -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . .   44,380,574   48,728,393    45,065,247   46,353,675
                                             ===========  ===========   ===========  ===========
Primary earnings per common share:
  Income (loss) before extraordinary items.  $     (1.03) $      0.48   $     (0.05) $      1.06
  Extraordinary item. . . . . . . . . . . .          -          (0.02)        (0.03)       (0.02)
                                             -----------  -----------   -----------  -----------
  Net income (loss) . . . . . . . . . . . .  $     (1.03) $      0.46   $     (0.08) $      1.04
                                             ===========  ===========   ===========  ===========


  Income (loss) before extraordinary items.  $   (45,707)               $    (2,458)
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . .          176                        176
                                             -----------                -----------
  Income (loss) before extraordinary item
    as adjusted . . . . . . . . . . . . . .      (45,531)                    (2,282)
  Extraordinary item. . . . . . . . . . . .          -                       (1,105)
                                             -----------                -----------
  Net income (loss) applicable to common
    stock . . . . . . . . . . . . . . . . .  $   (45,531)               $    (3,387)
                                             ===========                ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . .   44,380,574                 45,065,247
  Assumed exercise of stock options and
    warrants. . . . . . . . . . . . . . . .    1,737,504                  3,287,773
                                             -----------                -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . .   46,118,078                 48,353,020
                                             ===========                ===========
Primary earnings per common share:
  Income (loss) before extraordinary item .  $     (0.99)               $     (0.05)
  Extraordinary item. . . . . . . . . . . .          -                        (0.02)
                                             -----------                -----------
  Net income (loss) (b) . . . . . . . . . .  $     (0.99)               $     (0.07)
                                             ===========                ===========

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
                           AMERICA WEST AIRLINES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
               (in thousands except per share amount)              Exhibit 11.1


                                                 Three Months Ended          Nine Months Ended
                                                    September 30,               September 30,
                                              -------------------------   ------------------------
                                                  1996          1995         1996          1995
                                              ------------  -----------   -----------  -----------
Fully Diluted Earnings Per Share:
Computation for Statements of Operations:
  Income (loss) before extraordinary items.   $   (45,707)  $    22,699   $    (2,458) $    48,782
  Adjustment for interest on debt reduction,
    net of taxes. . . . . . . . . . . . . .           -             220           -          1,896
                                              -----------   -----------   -----------  -----------
  Income (loss) before extraordinary item
    as adjusted   . . . . . . . . . . . . .       (45,707)       22,919        (2,458)      50,678
  Extraordinary item. . . . . . . . . . . .           -            (984)       (1,105)        (984)
                                              -----------   -----------   -----------  -----------
  Net income (loss) applicable to common
    stock . . . . . . . . . . . . . . . . .   $   (45,707)  $    21,935   $    (3,563) $    49,694
                                              ===========   ===========   ===========  ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . .    44,380,574    45,166,810    45,065,247   46,353,675
  Assumed exercise of stock options and
    warrants (a). . . . . . . . . . . . . .           -       3,561,583           -      1,901,967
                                              -----------   -----------   -----------  -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . .    44,380,574    48,728,393    45,065,247   48,255,642
                                              ===========   ===========   ===========  ===========

Fully diluted earnings per common share:
  Income (loss) before extraordinary item .   $     (1.03)  $      0.47   $     (0.05) $      1.05
  Extraordinary item. . . . . . . . . . . .          -            (0.02)        (0.03)       (0.02)
                                              -----------   -----------   -----------  -----------
  Net income (loss) . . . . . . . . . . . .   $     (1.03)  $      0.45   $     (0.08) $      1.03
                                              ===========   ===========   ===========  ===========

  Income (loss) before extraordinary items.   $   (45,707)                $    (2,458)
  Adjustment for interest on debt
    reduction, net of taxes.. . . . . . . .           837                         837
                                              -----------                 -----------
  Income (loss) before extraordinary item
    as adjusted . . . . . . . . . . . . . .       (44,870)                     (1,621)
  Extraordinary item. . . . . . . . . . . .           -                        (1,105)
                                              -----------                 -----------
  Net income (loss) applicable to common
    stock . . . . . . . . . . . . . . . . .   $   (44,870)                $    (2,726)
                                              ===========                 ===========
  Weighted average number of common shares
    outstanding . . . . . . . . . . . . . .    44,380,574                  45,065,247
  Assumed exercise of stock options and
    warrants. . . . . . . . . . . . . . . .     1,737,504                   3,700,083
                                              -----------                 -----------
  Weighted average number of common shares
    outstanding as adjusted . . . . . . . .    46,118,078                  48,765,330
                                              ===========                 ===========
Fully diluted earnings per common share:
  Income (loss) before extraordinary item .   $     (0.97)                $     (0.03)
  Extraordinary item. . . . . . . . . . . .          -                          (0.02)
                                              -----------                 -----------
  Net income (loss) (b) . . . . . . . . . .   $     (0.97)                $     (0.05)
                                              ===========                 ===========

  (a) The stock options and warrants are included only in the periods in which they are dilutive.

  (b) The calculation is submitted in accordance with Regulation S-K Item 601
      (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result.

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